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                                                                       EXHIBIT 5

                                  February 9, 1998

Board of Directors
First Empire State Corporation
One M&T Plaza
Buffalo, NY 14240

Ladies and Gentlemen:

    This opinion is rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") of First Empire State Corporation, a New York corporation ("FESC"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,510,000 shares of FESC's common stock, par value $5.00 ("FESC Common Stock"), in connection with that certain Agreement and Plan of Reorganization dated as of October 28, 1997 (the "Reorganization Agreement"), by and among FESC, ONBANCorp, Inc. ("OBC"), a Delaware corporation, and Olympia Financial Corp. ("Olympia"), a Delaware corporation and wholly owned subsidiary of FESC, and that certain related Agreement and Plan of Merger dated as of October 28, 1997 (the "Merger Agreement" and together with the Reorganization Agreement, the "Agreements"), by and among FESC, OBC and Olympia. Subject to certain conditions, the Agreements provide for the merger (the "Merger") of OBC with and into Olympia.

    As Senior Vice President and General Counsel of FESC, I have participated in the preparation of the Registration Statement, including the prospectus included therein. I have acted as counsel to FESC with respect to the authorization and issuance of the FESC Common Stock covered by the Registration Statement. I have reviewed FESC's Certificate of Incorporation and By-laws, each as amended to date, the Registration Statement, the Agreements and the proceedings taken by FESC relating to the Agreements and the Registration Statement, including the resolutions adopted by FESC's Board of Directors with respect thereto. I also have examined such corporate records, certificates and other documents that I have considered necessary or appropriate for the purposes of this opinion.

    In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures (other than my own) on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity of originals of all documents submitted to me as certified, telecopied, photostatic or reproduced copies and the authenticity of all originals of such documents.

    In addition, I have assumed: (a) the due authorization and issuance of the outstanding shares of common stock of OBC, and (b) that the Option Plans (as defined below) and any stock options issued thereunder have been duly authorized on OBC's part in accordance with applicable law. I am admitted to practice law in the State of New York and do not purport to be an expert on or to express any opinion on any laws other than the laws of the State of New York and the federal laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.
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Board of Directors
First Empire State Corporation
February 9, 1998
Page 2

    Based upon the foregoing, I am of the opinion that:

        (1) The shares of FESC Common Stock have been duly authorized and, when issued to the stockholders of OBC pursuant to, and in accordance with, the terms of the Agreements, will be validly issued, fully paid and nonassessable.

        (2) Upon the effectiveness of the Merger, the shares of FESC Common Stock included in the Registration Statement that may be issued to holders of stock options granted by OBC under the 1992 OBC Directors' Stock Option Plan, the OBC 1987 Stock Option and Appreciation Rights Plan or the Franklin First Savings Bank Incentive Plan (collectively, the "Option Plans") and to be assumed by FESC pursuant to Paragraph 6 of Article V of the Merger Agreement, upon issuance in accordance with the terms of the Option Plans for lawful consideration, will be validly issued, fully paid and nonassessable.

    This letter does not address any matters other than those expressly addressed herein.

    I hereby consent in the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinion" in the prospectus, which is part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

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                                Very truly yours,

                                            /s/ RICHARD A. LAMMERT
                                 ---------------------------------------------
                                              Richard A. Lammert
                                           SENIOR VICE PRESIDENT AND
                                                GENERAL COUNSEL
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